Ex. 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT ACQUIRES TWO COMMUNITIES IN TENNESSEE AND DALLAS FOR $42 MILLION

IRVINE, Calif., April 4, 2014 - Steadfast Income REIT, Inc. announced today that it acquired two apartment communities in separate transactions for an aggregate purchase price of approximately $42 million: Reserve at Creekside Village in Chattanooga, Tenn. and Mapleshade Park in Dallas. The REIT now owns 65 communities in 11 Midwestern and Southern states.
"Both communities are located near attractive retail and restaurant amenities, and are adjacent to major employment hubs," said Ella Shaw Neyland, president of Steadfast Income REIT. "These assets are consistent with our philosophy of acquiring stable, income-producing properties in strong growth markets where we see opportunity to enhance operational efficiencies and maximize overall value.”
Reserve at Creekside is a 192-unit community situated on approximately 36 acres. Constructed in 2004, the 91% occupied property comprises eight buildings with spacious one-, two-, and three-bedroom configurations that average 1,100 square feet. Average in-place rents are $965.
Apartment homes at Reserve at Creekside boast private balconies/patios, full-size washers and dryers, spacious walk-in closets and kitchen appliances. Residents enjoy resort-style living including a swimming pool, fitness center, business center, outdoor playground, dog park and BBQ/picnic area.
Reserve at Creekside represents the REIT’s first property in Chattanooga and its fourth in the state. Chattanooga is a thriving, progressive city that has received national recognition for the renaissance of its beautiful downtown and the redevelopment of its riverfront. Its economy is bolstered by a diverse and rich employment market.

Mapleshade Park is a 148-unit Class A, garden-style community in the heart of Dallas with convenient access to important thoroughfares that feed to downtown. The 96% occupied complex features two-bedroom apartment homes in three different floor plans ranging from 1,101 - 1,305 square feet. Each unit comes with a private balcony/patio, walk-in closets and appliances. Additionally, residents have access to a fitness center, swimming pool, hot tub, dog park, clubhouse and BBQ areas.
Approximately 15% of the apartment homes at Mapleshade have been renovated to include granite countertops, upgraded appliances, vinyl wood flooring and large-slat wood blinds. Steadfast plans to continue the interior upgrades when turning the units between residents.
The addition of Mapleshade Park brings Steadfast’s Dallas-Fort Worth portfolio to seven properties and 24 properties across Texas. Dubbed one of the country’s top-performing economies, Dallas’ affordability for businesses and residents continues to drive corporate expansion and residential relocation to the area-supporting its long-term positive economic outlook. Ryan Reid, Dirk Goris and Jeremy Faltys with CBRE in Dallas represented Steadfast in the transaction.
With these latest acquisitions, the REIT has acquired approximately 16,300 units in Alabama, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Oklahoma, Ohio, Tennessee and Texas.
About Steadfast Income REIT
Steadfast Income REIT has invested more than $1.5 billion in 65 apartment communities in 11 Midwestern and Southern states. Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment companies that acquire, develop and manage real estate in the U.S. and Mexico.
This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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